UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020

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COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32026	16-1685692
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	COHN	NYSE American Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.

On May 21, 2020, in connection with the previously disclosed loan commitment from Cohen & Company, LLC (the “Operating Company”), the operating subsidiary of Cohen & Company Inc., in favor of Insurance Acquisition Corp. (“IAC”), IAC issued a convertible promissory note (the “Promissory Note”) to the Operating Company. Pursuant to the Promissory Note, IAC may borrow up to an aggregate principal amount of $750,000, and on May 21, 2020, IAC borrowed $350,000 under the Promissory Note. The Promissory Note is non-interest bearing and due on the date on which IAC consummates a business combination. If IAC does not consummate a business combination, IAC may use a portion of any funds held outside IAC’s trust account to repay the Promissory Note; however, no proceeds from the trust account may be used for such repayment. If such funds are insufficient to repay the Promissory Note, the unpaid amounts would be forgiven. All or a portion of the amounts outstanding under the Promissory Note may be converted, at the option of the Operating Company, into warrants to purchase common stock of the entity resulting from IAC’s initial business combination at a price of $1.00 per warrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2020

COHEN & COMPANY INC.

By:	/s/ Joseph W. Pooler, Jr.
Name: Joseph W. Pooler, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer